Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 1 of 20

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) is entered and effective this 1st day of July, 2021, by DELTA DENTAL OF WASHINGTON, a(n) Washington nonprofit corporation, (“Tenant”), and SILVERBACK THERAPEUTICS, INC., a(n) Delaware corporation (“Subtenant”). Tenant entered into that certain lease agreement dated October 16th, 2016 (“Master Lease”) with T-C/SK 400 FAIRVIEW OWNER LLC, a(n) Delaware limited liability company as (“Landlord”), for the leased premises legally described in the attached Exhibit 1 (the “Master Premises”). The Master Premises is located in that certain building commonly known as 400 Fairview (the “Building”), and situated on real property legally described in the Master Lease (the “Property”). A copy of the Master Lease, including all amendments and addenda thereto, is attached as Exhibit 2.

Tenant and Subtenant agree as follows:

1.
SUBLEASE SUMMARY.
a.
Subleased Premises. Tenant leases to Subtenant and Subtenant leases from Tenant that portion of the Master Premises (the “Subleased Premises”) consisting of an agreed area of 9,188 rentable square feet on the 6th floor(s) of the Master Premises, as outlined on the floor plan attached as Exhibit 3 (except that Tenant shall not have access to the stairwell depicted thereon) and commonly known as 400 Fairview Avenue North, Seattle, WA 98109 (Suite 600).
b.
Sublease Commencement Date. The term of this Sublease shall commence upon the later of (i) receipt of Landlord’s written consent to this Sublease in a form acceptable to Subtenant, (ii) possession of the Subleased Premises is delivered to Subtenant and (iii) Tenant’s Work (cap of the stairwell) is completed (the “Sublease Commencement Date”), but this date may not occur prior to July 1, 2021 unless Subtenant agrees.
c.
Sublease Termination Date. The term of this Sublease shall terminate at midnight on the last day of the 24th full month following the Sublease Commencement Date, or one (1) day prior to the termination date of the Master Lease, whichever is earlier, unless sooner terminated in accordance with the terms of this Sublease (the “Sublease Termination Date”). So long as Subtenant is not in default (beyond applicable notice and cure periods) of its obligations under this Sublease, Subtenant shall have the right to terminate this sublease any time following the twelfth (12th) month of the sublease term by providing at least 90 days prior written notice. Subtenant shall pay a termination fee equal to one month of rent due at the time of written notice to Tenant. So long as Subtenant is not in default (beyond applicable notice and cure periods) of its obligations under this Sublease, Subtenant shall have the option to extend the Sublease term for a period of twelve-months (the “Extended Sublease Term”). Subtenant shall provide three-months’ written notice of its exercise of this option to extend prior to the Sublease Termination Date unless sooner terminated pursuant to the provisions of the Sublease Agreement. The monthly base rent for the Extended Sublease Term shall be $30,054.42.
d.
Base Rent. Subtenant shall pay to Tenant monthly base rent (check one): ☒ $28,329.67 for the first twelve months, then $29,179.56 thereafter, or ☐ according to the Rent Rider attached hereto (“Base Rent). Rent shall be payable at Tenant’s address shown in Section 1(h) below, or such other place designated in writing by Tenant. Provided Subtenant shall faithfully perform all of the terms and conditions of the Sublease, Subtenant shall not be required to pay any Rent for the first full calendar month of the Term of this Sublease. For the avoidance of doubt, the parties to this Sublease intend that this Base Rent payment is the only payment owing by Subtenant to Sublandlord for use of the Subleased Premises, and Subtenant shall not be responsible for paying any portion of the Operating Costs, utility costs or other costs owing under the Master Lease. Sublandlord at its sole cost shall timely pay Landlord for all Operating Costs, utility charges and other charges and fees owing under the Master Lease throughout the Term of this Sublease.
e.
Prepaid Rent. Upon execution of this Sublease, Subtenant shall deliver to Tenant the sum of $28,329.67, as prepaid rent to be applied to Rent due for month 2 of the Sublease.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 2 of 20

f.
Security Deposit. Upon execution of this Sublease, Subtenant shall deliver to Tenant the sum of $29,179.56 (equal to last month's rent) to be held as a security deposit pursuant to Section 5 below. The security deposit shall be in the form of (check one): ☒ cash, ☐ check or wire transfer, ☐ letter of credit, or according to the Letter of Credit Rider (CBA Form LCR) attached hereto.
g.
Permitted Use. The Subleased Premises shall be used only for office and administrative use, subject to the Master Lease, applicable zoning, and other laws, and for no other purpose without the prior written consent of Tenant (the “Permitted Use”).
h.
Notice and Payment Addresses:

Tenant: DELTA DENTAL OF WASHINGTON

400 Fairview Avenue N, Suite 800

Seattle, WA 98109

Attn: Ryan Bartlett

Email: rbartlett@deltadentalwa.com

Subtenant: SILVERBACK THERAPEUTICS, INC

Email:

i.
Subtenant’s Sublease Share. Subtenant’s Sublease Share of any operating costs, common area charges, additional rent, or other amounts payable by Tenant under the Master Lease is 0% of such amounts, based upon the ratio of the rentable area of the Subleased Premises to the rentable area of the Master Premises.
2.
PREMISES
a.
Lease of Premises. Tenant leases to Subtenant, and Subtenant leases from Tenant the Subleased Premises upon the terms specified in this Sublease. In addition to use of the Subleased Premises, Subtenant shall have the same rights of ingress and egress to the Subleased Premises, and any common areas and the benefit of any appurtenant easements and rights of way, all on such conditions and at such times as permitted by Landlord and granted under the Master Lease.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 3 of 20

b.
Acceptance of Premises. Except as specified elsewhere in this Sublease, Tenant makes no representations or warranties to Subtenant regarding the Subleased Premises, including the structural condition of the Subleased Premises or the condition of all mechanical, electrical, and other systems on the Subleased Premises. Except for any subtenant improvements to be completed by Tenant as described in the Work Letter attached as Exhibit 4 (“Tenant’s Work”), Subtenant shall accept the Subleased Premises and its appurtenances in their respective AS-IS, WHERE-IS condition, and shall further be responsible for performing any work necessary to bring the Subleased Premises into a condition satisfactory to Subtenant. By signing this Sublease, Subtenant acknowledges that it has had adequate opportunity to investigate the Subleased Premises, acknowledges responsibility for making any corrections, alterations and repairs to the Subleased Premises (other than Tenant’s Work), and acknowledges that the time needed to complete any such items shall not delay the Sublease Commencement Date. However, Sublandlord shall at its cost deliver the Subleased Premises to Subtenant (i) broom clean; and (ii) with the Tenant’s Work (cap of the stairwell) substantially completed. Sublandlord further agrees to work in good faith with Subtenant and Landlord to facilitate Subtenant’s use of existing cabling infrastructure within the Subleased Premises (while ensuring that Sublandlord’s data and network security and performance is not compromised). To Sublandlord’s knowledge, all lighting, electrical outlets, and any other electrical/mechanical systems are in a fully functional condition consistent with a class A building in Seattle. Notwithstanding anything to the contrary in this Sublease, Subtenant shall have no obligation to correct any defects in the Subleased Premises (including, without limitation, any condition that is a default under the Master Lease) existing as of the Commencement Date of this Sublease, and Sublandlord shall be responsible at its cost for correcting any such defects or defaults to the extent such obligations are Sublandlord’s obligation to maintain pursuant to the Master Lease.
c.
Subtenant Improvements. The Work Letter attached as Exhibit 4 sets forth all of Tenant’s Work, if any, and all improvements to be completed by Subtenant (“Subtenant’s Work”), if any, that will be performed on the Subleased Premises. Responsibility for design, payment and performance of all such work shall be as set forth in the Work Letter.
3.
TERM. The term of this Sublease shall commence on the Commencement Date and shall end on the Termination Date (the “Term”).
a.
Early Possession. Subtenant acknowledges that Tenant may need to obtain Landlord’s consent to this Sublease prior to Subtenant occupying the Subleased Premises, and that Subtenant shall not occupy the Subleased Premises without the prior written consent of Tenant. In the event Tenant gives Subtenant access to the Subleased Premises preceding the Sublease Commencement Date for the purpose of installing Subtenant’s furniture, telecommunications, fixtures, telephone systems and computer cabling and the performance of Subtenant’s Work, if any, such access shall be fully coordinated with Tenant in advance and Subtenant shall not interfere with Tenant’s Work. In no event shall Subtenant have access to any portion of the Master Premises except for the Subleased Premises. All of the terms and conditions of this Sublease, including Subtenant’s insurance and indemnification obligations, shall apply during such time, except for payment of Base Rent. If Subtenant occupies the Subleased Premises before the Sublease Commencement Date specified in Section 1, then such date of occupancy shall not advance the Sublease Commencement Date or Sublease Termination Date set forth above. Subtenant shall have fifteen (15) days early access to the Premises for FF&E at no additional cost.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 4 of 20

b.
Delayed Possession. Tenant shall act diligently to make the Subleased Premises available to Subtenant, provided, however, that neither Tenant nor any agent or employee of Tenant shall be liable for any damage or loss due to Tenant’s inability or failure to deliver possession of the Premises to Subtenant as provided in this Sublease. If possession is delayed, the Sublease Commencement Date set forth in Section 1 shall also be delayed, but the Sublease Termination Date shall not be extended by such delay. If the Sublease Commencement Date does not occur within ___days ((60) days if not filled in) after the mutual execution and delivery of this Sublease : ☒ Subtenant may elect to cancel this Sublease by giving written notice to Tenant no later than ((10) days if not filled in) after such time period ends, or ☐ then all Base Rent and Additional Rent (as defined below) shall be abated for each one (1) day after the Sublease Commencement Date during which possession of the Subleased Premises has not been delivered to Subtenant. If Subtenant gives notice of cancellation, as Subtenant’s sole and exclusive remedy, this Sublease shall be cancelled, all prepaid rent and security deposits shall be refunded to Subtenant, and neither Tenant nor Subtenant shall have any further obligations to the other.

Notwithstanding anything in this Section 3 to the contrary, to the extent that any portions of the Tenant’s Work or the Subtenant’s Work have not been completed in time for the Subtenant to occupy or take possession of the Subleased Premises on the Sublease Commencement Date due to the failure of Subtenant to fulfill any of its obligations under this Sublease (“Subtenant Delays”), the Sublease shall nevertheless commence on the Sublease Commencement Date, including without limitation, Subtenant’s obligation to pay Base Rent and Additional Rent, as set forth in Section 1, or upon the date that the Sublease Commencement Date would have occurred but for the Subtenant Delays.

4.
RENT
a.
Payment of Rent. Subtenant shall pay Tenant without notice, demand, deduction or offset, in lawful money of the United States, the monthly Base Rent stated in Section 1 in advance on or before the first day of each month during the Sublease Term beginning on (check one): ☒ the Sublease Commencement Date, or ☐ ___ (if no date specified, then on the Sublease Commencement Date), and any other additional payments due to Tenant (“Additional Rent”, and together with Base Rent, the “Rent”) when required under this Sublease. Payments for any partial month during the Term shall be prorated. All payments due to Tenant under this Sublease, including late fees and interest, shall also constitute Additional Rent, and upon Subtenant’s failure to pay any such costs, charges or expenses, Tenant shall have the same rights and remedies as otherwise provided in this Sublease for the failure of Subtenant to pay Rent.
b.
Late Charges; Default Interest. If any sums payable by Subtenant to Tenant under this Sublease are not received within five (5) days of their due date, Subtenant shall pay Tenant an amount equal to the sum which would be payable by Tenant to the Landlord for or 5% of the delinquent amount for the cost of collecting and handling such late payment in addition to the amount due and as Additional Rent, whichever is greater. All delinquent sums not paid by Subtenant within five (5) business days of the due date shall, at Tenant’s option, bear interest at the rate the Tenant would pay the Landlord under the Master Lease for an equivalent default or the highest rate of interest allowable by law, whichever is less. Interest on all delinquent amounts shall be calculated from the original due date to the date of payment.
c.
Less Than Full Payment. Tenant’s acceptance of less than the full amount of any payment due from Subtenant shall not be deemed an accord and satisfaction or compromise of such payment unless Tenant specifically consents in writing to payment of such lesser sum as an accord and satisfaction or compromise of the amount which Tenant claims. Any portion that remains to be paid by Tenant shall be subject to the late charges and default interest provisions of this Section.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 5 of 20

5.
SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall deliver to Tenant the security deposit specified in Section 1 above. Tenant’s obligations with respect to the security deposit are those of a debtor and not of a trustee, and Tenant may commingle the security deposit with its other funds. If Subtenant defaults in the performance of any covenant or condition of this Sublease, Tenant shall have the right, but not the obligation, to use or retain all or any portion of the security deposit for the payment of: (i) Base Rent, Additional Rent, or any other sum as to which Subtenant is in default; or (ii) the amount Tenant spends or may become obligated to spend, or to compensate Tenant for any losses incurred by reason of Subtenant’s default. Subtenant acknowledges, however, that the security deposit shall not be considered as a measure of Subtenant’s damages in case of default by Subtenant, and any payment to Tenant from the security deposit shall not be construed as a payment of liquidated damages for Subtenant’s default. If at any time during the Term of the Sublease the security deposit delivered by Subtenant becomes insufficient to cover the amounts required under this Section 5, whether or not due to Tenant’s application of all or a portion of the security deposit contemplated by this Section, Subtenant shall, within five (5) days after written demand therefore by Tenant, deposit with Tenant an amount sufficient to replenish the security deposit to the amount required in Section 1 above. If Subtenant is not in default of any covenant or condition of this Sublease at the end of the Term, Tenant shall return any unused portion of the security deposit without interest within 30 days after the surrender of the Subleased Premises by Subtenant in the condition required by Section 9 of this Sublease.
6.
MASTER LEASE. Tenant represents to Subtenant that as of the effective date of this Sublease: (a) Tenant has delivered to Subtenant a complete copy of the Master Lease (which may contain redacted business terms), which represents all agreements between Landlord and Tenant relating to the leasing, use, and occupancy of the Subleased Premises, and (b) Tenant has not received notice from Landlord of a breach under the Master Lease that is uncured as of the date of mutual execution and delivery of this Sublease. Tenant shall not agree to an amendment to the Master Lease which would have an adverse effect on Subtenant’s occupancy of the Subleased Premises or its intended use of the Subleased Premises, without obtaining Subtenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Subtenant represents that it has read and is familiar with the terms of the Master Lease.

This Sublease is subject to and subordinate to the Master Lease. If the Master Lease terminates, this Sublease shall automatically terminate. Tenant and Subtenant shall not, by their omission or act, do or permit anything to be done which would cause a default under the Master Lease. If the Master Lease terminates or is forfeited as a result of a default or breach by Tenant or Subtenant under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the actual damage suffered as a result of such termination or forfeiture provided that in no event shall one party be liable to the other for consequential damages. Tenant shall exercise diligent, commercially reasonable efforts to cause Landlord to perform its obligations under the Master Lease for the benefit of the Subtenant, provided that in no event shall the foregoing requirements require Tenant to file a lawsuit.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 6 of 20

Except as set forth below and except as may be inconsistent with the terms contained in this Sublease, all the terms, covenants and conditions contained in the Master Lease are incorporated into and made a part of this Sublease by this reference with the following modified definitions : (i) all references in the Master Lease to “Landlord” shall be deemed to mean Tenant, (ii) all references in the Master Lease to “Tenant” shall be deemed to mean Subtenant, (iii) all references in the Master Lease to “Lease” shall mean this Sublease, (iv) all references in the Master Lease to “Premises” shall mean Subleased Premises, (v) all references in the Master Lease to “Commencement Date” shall mean Sublease Commencement Date, and (vi) all references in the Master Lease to “Term” shall mean “Sublease Term”. Tenant and Subtenant agree that as between Tenant and Subtenant the following terms of the Master Lease shall not be incorporated into this Sublease: the entire Lease Summary; Sections 1.1, 1.3, 1.5, 1.6, 2, 3, 4, 7, 8.1.9, 8.6, 10, 11, 15, 16, 18, and 20, 22.14, 22.17, 22.18, Exhibits A, C, D, E, G, and H. Notwithstanding the foregoing incorporation of the terms and conditions of the Master Lease, Tenant shall not be responsible for the performance of any obligations to be performed by Landlord under the Master Lease, and Subtenant agrees to look solely to Landlord for the performance of such obligations. Tenant shall not be liable to Subtenant for any failure by Landlord to perform its obligations under the Master Lease, nor shall such failure by Landlord excuse performance by Subtenant of its obligations hereunder. The parties acknowledge that Subtenant has no “Guarantor” as defined in the Master Lease, and no performance of obligations by or notice to any guarantor shall be required under the terms of this Sublease.

7.
CONSENT OF LANDLORD. Notwithstanding anything to the contrary in this Sublease, whenever the consent of Landlord is required under the Master Lease, Subtenant shall obtain the consent of both Tenant and Landlord, but in all instances Subtenant shall first request and obtain the consent of Tenant before requesting the consent of Landlord. This Sublease shall not become effective until Landlord has provided its written consent to this Sublease. If Landlord does not consent to this Sublease within sixty (60) days of the parties’ execution of this Sublease, then this Sublease shall be deemed void and the parties shall have no further rights or obligations hereunder.
8.
ALTERATIONS. Subtenant may make alterations, additions or improvements to the Subleased Premises (the “Alterations”), only with the prior written consent of Tenant which shall not be unreasonably withheld, conditioned or delayed, and, to the extent required by the Master Lease, Landlord. The term “Alterations” shall not include: (i) any of Subtenant’s Work approved by Tenant pursuant to Exhibit 4, and (ii)the installation of shelves, movable partitions, or Subtenant’s equipment and trade fixtures, which may be installed and removed without damaging existing improvements or the structural integrity of the Subleased Premises, Master Premises, Building, or Property, and Tenant’s consent shall not be required for Subtenant’s installation of those items except to the extent Tenant must obtain the consent of Landlord under the Master Lease for such installations. Subtenant shall perform all work within the Subleased Premises at Subtenant’s expense in compliance with all applicable laws and shall complete all Alterations in accordance with plans and specifications approved by Tenant, using contractors approved by Tenant, and in a manner so as to not unreasonably interfere with other tenants. Subtenant shall pay when due, all claims for labor or materials furnished to or for Subtenant at or for use in the Subleased Premises, which claims are or may be secured by any mechanics’ or materialmens’ liens against the Subleased Premises or Property or any interest therein. Except as otherwise provided in the Work Letter attached as Exhibit 4 with respect to Subtenant’s Work, Subtenant shall remove all Alterations at the end of the Sublease term unless Tenant conditioned its consent upon Subtenant leaving a specified Alteration at the Subleased Premises, in which case Subtenant shall not remove such Alteration and it shall become Tenant’s property. Subtenant shall immediately repair any damage to the Subleased Premises or adjacent portions of the Master Premises, Building and Property caused by installation and/or removal of improvements performed as part of Subtenant’s Work and/or Alterations. Notwithstanding anything to the contrary, Subtenant shall have no obligation to remove or restore any alterations or improvements present upon the Subleased Premises as of the Commencement Date of this Sublease. Subtenant shall remove any cabling that was installed in the Subleased Premises by Subtenant only upon request by Tenant.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 7 of 20

9.
REPAIRS AND MAINTENANCE; SURRENDER. Subtenant shall, at its sole cost and expense, maintain the Subleased Premises in good condition and promptly make all repairs and replacements, whether structural or non-structural, necessary to keep the Subleased Premises safe and in good condition, including all utilities and other systems serving the Subleased Premises. Subtenant shall not damage any demising wall or disturb the structural integrity of the Subleased Premises and shall promptly repair any damage or injury done to any such demising walls or structural elements caused by Subtenant or its employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees. If Subtenant fails to maintain or repair the Subleased Premises, Tenant may enter the Subleased Premises and perform such repair or maintenance on behalf of Subtenant. In such case, Subtenant shall be obligated to pay to Tenant immediately upon receipt of demand for payment, as Additional Rent, all costs incurred by Tenant in performing such repair or maintenance on behalf of Subtenant. Subtenant shall be obligated to repair or maintain only those portions of the Subleased Premises as required of Tenant under the Master Lease. Tenant shall not be required to perform any maintenance, repairs, or improvements that are the obligation of Landlord under the Master Lease (provided that Tenant shall exercise diligent, commercially reasonable efforts to cause Landlord to perform its obligations under the Master Lease for the benefit of the Subtenant) or to make any changes to the Subleased Premises because of the enactment of any law, ordinance, regulation, order or code during the Term. Notwithstanding anything in this Section to the contrary, Subtenant shall not be responsible for any repairs to the Subleased Premises made necessary by the acts of Tenant, Landlord, or their respective employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees.

Upon expiration or earlier termination of the Term, Subtenant shall promptly and peacefully surrender the Subleased Premises to Tenant, together with all keys, in as good condition as when received by Subtenant or as thereafter improved (but subject to any obligations to remove any Subtenant’s Work and Alterations and/or to restore the same as provided elsewhere in this Sublease), reasonable wear and tear and insured casualty excepted.

10.
ACCESS AND RIGHT OF ENTRY. After reasonable written notice from Tenant (except in cases of emergency, where no notice is required) and subject to any and all rights of Landlord to enter the Premises under the Master Lease, Subtenant shall permit Tenant and/or Landlord and their respective agents, employees and contractors to enter the Subleased Premises at reasonable times to make repairs, alterations, improvements or inspections. This Section shall not impose any repair or other obligation upon Tenant or Landlord not expressly stated elsewhere in this Sublease. After reasonable notice to Subtenant, each of Tenant and Landlord, as the case may be, shall have the right to enter the Subleased Premises for the purpose of (a) showing the Subleased Premises to prospective purchasers or lenders at any time, and to prospective tenants within 180 days prior to the expiration or sooner termination of the Term; and (b) posting “for lease” signs within 180 days prior to the expiration or sooner termination of the Term.
11.
DESTRUCTON OR CONDEMNATION.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 8 of 20

a.
Damage and Repair. If either Landlord or Tenant terminates the Master Lease as a result of condemnation of or casualty to the Subleased Premises, Master Premises, or Building or Property in accordance with the Master Lease, this Sublease shall terminate on the same date and in accordance therewith. If the Sublease is not terminated pursuant to the prior sentence and the Subleased Premises or the portion of the Building or Property reasonably necessary for Subtenant’s occupancy are damaged, destroyed or rendered untenantable, by fire or other casualty, Tenant may, at its option: (a) terminate this Sublease, or (b) restore (or cause Subtenant to restore) the Subleased Premises and the portion of the Building and Property reasonably necessary for Subtenant’s occupancy to the same or substantially similar condition that existed before the casualty event. Provided, however, if such casualty event occurs during the last six (6) months of the Term, then either Subtenant or Tenant may elect to terminate this Sublease. If, within 60 days after Tenant’s receipt of written notice from Subtenant that Subtenant deems the Subleased Premises or the portion of the Property reasonably necessary for Subtenant’s occupancy untenantable, Tenant fails to notify Subtenant of its election to restore those areas, or if Tenant is unable to restore those areas which Tenant is expressly required hereunder to restore within six (6) months of the date of the casualty event, then Subtenant may elect to terminate this Sublease by written notice given to Tenant at any time prior to the date on which Tenant substantially completes restoration of those areas which it is required hereunder to restore.

If Tenant restores the Subleased Premises or the Property as provided under this Section, Tenant shall proceed with reasonable diligence to complete the work, and Base Rent shall be abated in the same proportion as the untenantable portion of the Subleased Premises bears to the whole Subleased Premises, provided that there shall be a Base Rent abatement only if the damage or destruction of the Subleased Premises or the Property did not result from, or was not contributed to directly or indirectly by, the act, fault or neglect of Subtenant or Subtenant’s employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees. No damages, compensation or claim shall be payable by Tenant for Subtenant’s inconvenience, loss of business or annoyance directly, incidentally or consequentially arising from any repair or restoration of any portion of the Subleased Premises, Master Premises, Building, or Property. Tenant shall have no obligation to carry insurance of any kind for the protection of Subtenant or any Alterations or improvements paid for or installed by or on behalf of Subtenant; any Tenant’s Work or Subtenant’s Work identified in Exhibit 4 (regardless of who may have completed them); Subtenant’s furniture; or on any fixtures, equipment, improvements or appurtenances of Subtenant under this Sublease; and Tenant shall not be obligated to repair any damage thereto or replace the same unless the damage is caused by Tenant’s gross negligence or willful misconduct.

b.
Condemnation. If either Landlord or Tenant terminates the Master Lease based on any provision in the Master Lease relating to eminent domain or conveyance under threat of condemnation, this Sublease shall terminate on the same date and in accordance therewith. If the Sublease is not terminated pursuant to the prior sentence and the Subleased Premises, the portion of the Building or Property reasonably necessary for Subtenant’s occupancy, or 50% or more of the total rentable area of the Property are made untenantable by eminent domain, or conveyed under a threat of condemnation, this Sublease shall terminate at the option of each of Tenant and Subtenant as of the earlier of the date title vests in the condemning authority or the condemning authority first has possession of the portion of the Property taken by the condemning authority. All Rent and other payments required under this Sublease shall be paid to that date.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 9 of 20

If the condemning authority takes a portion of the Subleased Premises or the portion of the Property necessary for Subtenant’s occupancy that does not render them untenantable, then this Sublease shall continue in full force and effect and the Base Rent shall be equitably reduced based on the proportion by which the floor area of the Subleased Premises is reduced. The reduction in Base Rent shall be effective on the earlier of the date the condemning authority first has possession of such portion or title vests in the condemning authority. The Subleased Premises or the portion of the property reasonably necessary for Subtenant’s occupancy shall not be deemed untenantable if 25% or less of each of those areas is condemned. As between Tenant and Subtenant, Tenant shall be entitled to the entire award from the condemning authority attributable to the value of the Master Premises, Subleased Premises, or the Property or Building, and Subtenant shall make no claim for the value of its subleasehold estate or the Subtenant’s Work or any Alterations. Subtenant shall be permitted to make a separate claim against the condemning authority for moving expenses or damages resulting from interruption in its business if this Sublease is terminated under this Section, provided that in no event shall Subtenant’s claim reduce Landlord’s or Tenant’s awards.

12.
INSURANCE. Subtenant shall procure and maintain, at its sole cost and expense, such insurance as is required to be carried by Tenant under the Master Lease, and shall comply with all requirements with respect to the insurance of Tenant under the Master Lease, including, without limitation, obtaining additional insured endorsement(s) naming Tenant and Landlord as additional insureds, in the manner required therein, and property insurance as is required to be carried by Tenant under the Master Lease to the extent property insurance pertains to the Subleased Premises. If the Master Lease requires Tenant to insure leasehold improvements or Alterations, then Tenant shall insure the leasehold improvements which are located in the Subleased Premises, as well as the Tenant’s Work, and Subtenant shall insure any Alterations in the Subleased Premises performed by or on behalf of Subtenant. Subtenant shall furnish to Tenant certificates of Subtenant’s insurance policies and copies of any endorsements required hereunder not later than 10 days prior to Subtenant’s taking possession of the Subleased Premises. Tenant shall carry insurance as required by the Master Lease and shall not be obligated to carry property or liability insurance to the extent such insurance is an obligation of Landlord under the Master Lease.

Tenant and Subtenant hereby release each other and their respective employees, officers, agents, servants, contractors, customers, clients, visitors, guests, or other licensees or invitees, from responsibility for and waive their respective claims for recovery of any loss or damage arising from any cause covered by insurance required to be carried by each of them. Each party shall provide notice to the insurance carrier or carriers of this mutual waiver of subrogation, and shall cause its respective insurance carriers to waive all rights of subrogation against the other. This waiver shall not apply to the extent of the deductible amounts to any such policies or to the extent of liability exceeding the limits of such policies. Tenant agrees to use reasonable efforts to obtain from Landlord for the benefit of Subtenant the same waiver of claims for any loss or damage arising from any cause covered by insurance required to be carried by Landlord under the Master Lease and, if and to the extent of such waiver received from Landlord, Subtenant agrees to grant the same waiver to Landlord.

In no event shall Sublandlord be liable to Subtenant for business losses or consequential damages. In no event shall Subtenant be liable to Sublandlord for business losses or consequential damages.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 10 of 20

13.
ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, sublet, mortgage, encumber or otherwise transfer any interest in this Sublease or any part of the Subleased Premises (collectively referred to as a “Transfer”), without first obtaining the written consent of Tenant, which shall not be unreasonably withheld, conditioned or delayed. Tenant may condition its consent on (a) obtaining any required consent from Landlord; (b) Subtenant satisfying any conditions to the Transfer imposed by Landlord and/or required to be satisfied by Tenant under the Master Lease; and (c) such other reasonable conditions that Tenant may impose. No Transfer shall relieve Subtenant of any liability under this Sublease notwithstanding Tenant’s consent to such Transfer. Consent to any Transfer shall not operate as a waiver of the necessity for Tenant’s consent to any subsequent Transfer. In connection with each request for consent to a Transfer, Subtenant shall pay the reasonable cost of processing same, including attorneys’ fees and any cost charged by Landlord for granting its consent under the Master Lease, upon demand of Tenant.

Any transfer of this Sublease by merger, consolidation, redemption or liquidation of Subtenant, or any change in the ownership of, or power to vote, which singularly or collectively represents a majority of the beneficial interest in Subtenant, shall constitute a Transfer.

As a condition to the Landlord’s and Tenant’s approval, if given, any potential assignee or sublessee otherwise approved shall assume all obligations of Subtenant under this Sublease and shall be jointly and severally liable with Subtenant and any guarantor for the payment of Rent and other charges due hereunder and performance of all obligations of Subtenant under this Sublease. In connection with any Transfer, Subtenant shall provide Landlord and Tenant with copies of all assignments, subleases and assumption agreements and related documents.

14.
MORTGAGE SUBORDINATION AND ATTORNMENT. This Sublease shall automatically be subordinate to any mortgage or deed of trust created by Landlord to the extent the Master Lease is subordinate to the same mortgage or deed of trust, and Subtenant shall attorn upon the same terms and conditions as the Tenant in the Master Lease, provided Subtenant shall enjoy the terms and conditions relating to such subordination and attornment to the same extent as Tenant under the terms of the Master Lease.
15.
HOLDOVER. If Subtenant shall, without the written consent of Tenant, remain in possession of the Subleased Premises and shall fail to return the Subleased Premises to Tenant after the expiration or termination of the Sublease, the tenancy shall be a holdover tenancy at sufferance, which may be terminated in accordance with Washington law; provided that, upon expiration of the Master Lease, such holdover tenancy by Subtenant shall automatically be deemed a tenancy at sufferance, terminable immediately.

Unless Tenant agrees in writing to a different rental rate Subtenant agrees to pay to Tenant 150% of the rate of Base Rent last payable under this Sublease, during any holdover tenancy, in addition to all Additional Rent and other sums due under this Sublease. All other terms of the Sublease shall remain in effect. Nothing herein shall be deemed Tenant’s consent to holdover by Subtenant, or be deemed to permit Subtenant to remain in possession of the Subleased Premises on and after expiration of the Master Lease.

16.
NOTICES. All notices under this Sublease shall be in writing and effective (i) when delivered in person or via overnight courier to the other party, or (ii) three (3) days after being sent by registered or certified mail to the other party at the addresses set forth in Section 1. The addresses for notices and payment of Rent set forth in Section 1 may be modified by either party only by written notice delivered in conformance with this Section.
17.
ESTOPPEL CERTIFICATES. Upon the written request of Tenant, Subtenant shall execute and deliver to Tenant and/or Landlord or their designee a written estoppel certificate on the same terms and conditions as required of Tenant under the Master Lease.
18.
GENERAL.
a.
Heirs and Assigns. This Sublease shall apply to and be binding upon Tenant and Subtenant and their respective heirs, executors, administrators, successors and assigns.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 11 of 20

b.
Brokers’ Fees. Subtenant represents and warrants to Tenant that except for Subtenant’s Broker, if any, described and disclosed in Section 20 of this Sublease, it has not engaged any firm, finder or other person who would be entitled to any commission or fees for the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless Tenant against any loss, cost, liability or expense incurred by Tenant as a result of any claim asserted by any such firm, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Subtenant. Tenant represents and warrants to Subtenant that except for Tenant’s Broker, if any, described and disclosed in Section 20, it has not engaged any firm, finder or other person who would be entitled to any commission or fees for the negotiation, execution or delivery of this Sublease and shall indemnify and hold harmless Subtenant against any loss, cost, liability or expense incurred by Subtenant as a result of any claim asserted by any such firm, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.
c.
Entire Agreement. This Sublease, which incorporates portions of the Master Lease, contains all of the covenants and agreements between Tenant and Subtenant relating to the Subleased Premises. No prior or contemporaneous agreements or understandings pertaining to the Sublease shall be valid or of any force or effect and the covenants and agreements of this Sublease shall not be altered, modified, or amended to except in writing signed by Tenant and Subtenant.
d.
Severability. Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Sublease.
e.
Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Washington.
f.
Memorandum of Sublease. Neither this Sublease nor any memorandum or “short form” thereof shall be recorded without Tenant’s prior consent.
g.
Submission of Sublease Form Not an Offer. One party’s submission of this Sublease to the other for review shall not constitute an offer to sublease the Subleased Premises. This Sublease shall not become effective and binding upon Tenant and Subtenant until it has been fully executed by both Tenant and Subtenant, and consented to by Landlord (if required by the Master Lease).
h.
Authority of Parties. Each party to this Sublease represents and warrants to the other that the person executing this Sublease on behalf of such party has the authority to enter into this Sublease on behalf of this Sublease, that the execution and delivery of this Sublease has been duly authorized, and that upon such execution and delivery this Sublease shall be binding upon and enforceable against such party upon execution and delivery.

19.
EXHIBITS AND RIDERS. The following exhibits and riders are made a part of this Sublease:

Exhibit 1: Legal Description of the Master Premises or Property

Exhibit 2: Master Lease

Exhibit 3: Outline of Subleased Premises

Exhibit 4: Work Letter

Other: Parking Rider, FF&E

20.
AGENCY DISCLOSURE. At the signing of this Sublease, Tenant is represented by Adam Chapman of Jones Lang LaSalle Brokerage, Inc. (insert name of Broker and Firm as licensed) (the “Tenant’s Broker”); and Subtenant is represented Hans Kemp and Austin Arper Flinn Ferguson (insert name of Broker and Firm as licensed) (the “Subtenant’s Broker”).

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 12 of 20

This Agency Disclosure creates an agency relationship between Subtenant, Subtenant’s Broker (if any such person is disclosed), and any managing brokers who supervise Subtenant’s Broker’s performance (collectively the “Supervising Brokers”). In addition, this Agency Disclosure creates an agency relationship between Tenant, Tenant’s Broker (if any such person is disclosed), and any managing brokers who supervise Tenant’s Broker’s performance (also collectively the “Supervising Brokers”). If Tenant’s Broker and Subtenant’s Broker are different real estate licensees affiliated with the same Firm, then both Tenant and Subtenant confirm their consent to that Firm and both Tenant’s and Subtenant’s Supervising Brokers acting as dual agents. If Tenant’s Broker and Subtenant’s Broker are the same real estate licensee who represents both parties, then both Subtenant and Tenant acknowledge that the Broker, his or her Supervising Brokers, and his or her Firm are acting as dual agents and hereby consent to such dual agency. If Tenant’s Broker, Subtenant’s Broker, their Supervising Brokers, or their Firm are dual agents, Subtenant and Tenant consent to Tenant’s Broker, Subtenant’s Broker, and their Firm being compensated based on a percentage of the rent or as otherwise disclosed on an attached addendum. Neither Tenant’s Broker, Subtenant’s Broker nor either of their Firms are receiving compensation from more than one party to this transaction unless otherwise disclosed on an attached addendum, in which case Subtenant and Tenant consent to such compensation. Subtenant and Tenant confirm receipt of the pamphlet entitled “The Law of Real Estate Agency.”

21.
COMMISSION AGREEMENT. If Tenant has not entered into a listing agreement (or other compensation agreement with Tenant’s Firm), Tenant agrees to pay a commission to Tenant’s Firm (as identified in the Agency Disclosure Section above) as follows:

☒ $1.25 per RSF per year to Subtenant's Broker & $0.75 per RSF per year to Tenant's Broker

☐ % of the gross rent payable pursuant to this Sublease

☐ $ per rentable square foot of the Subleased Premises

☐ Other

Tenant’s Broker ☒ shall ☐ shall not (shall not if not filled in) be entitled to a commission upon the extension by Subtenant of the Term pursuant to any right reserved to Subtenant under the Sublease calculated ☒ as provided above or ☐ as follows (if no box is checked, as provided above). Tenant’s Broker ☐ shall ☐ shall not (shall not if not filled in) be entitled to a commission upon any expansion of the Subleased Premises pursuant to any right reserved to Subtenant under the Sublease, calculated ☐ as provided above or ☐as follows (if no box is checked, as provided above).

With respect to any commission earned upon execution of this Sublease or pursuant to any expansion of the Subleased Premises, Tenant shall pay upon EXECUTION OF THE SUBLEASE. With respect to any commission earned upon extension of the Term of this Sublease, Tenant shall pay one-half upon execution of any amendment/addenda to the Sublease extending the Term. Tenant’s Broker shall pay to Subtenant’s Broker (as identified in the Agency Disclosure section above), the amount stated in a separate agreement between them or, if there is no agreement, $ or % (complete only one) of any commission paid to Tenant’s Broker, within five (5) days after receipt by Tenant’s Broker.

If any other lease or sale is entered into between Tenant and Subtenant pursuant to a right reserved to Subtenant under the Sublease, Tenant ☐ shall ☐ shall not (shall not if not filled in) pay an additional commission according to any commission agreement or, in the absence of one, according to Tenant’s Broker’s commission schedule in effect as of the execution of this Sublease. Tenant’s successor shall be obligated to pay any unpaid commissions upon any transfer of this Sublease and any such transfer shall not release the transferor from liability to pay such commissions.

Notwithstanding anything to the contrary herein, Tenant represents and warrants that it has not used any broker in connection with this Sublease except for Tenant’s Broker and Subtenant represents and warrants that it has not used any broker in connection with this Sublease except for Subtenant’s Broker.

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 13 of 20

22.
BROKER PROVISIONS. TENANT’S BROKER AND SUBTENANT’S BROKER HAVE MADE NO REPRESENTATIONS OR WARRANTIES CONCERNING THE SUBLEASED PREMISES; THE MEANING OF THE TERMS AND CONDITIONS OF THIS SUBLEASE; LANDLORD’S, TENANT’S OR SUBTENANT’S FINANCIAL STANDING; ZONING; COMPLIANCE OF THE SUBLEASED PREMISES WITH APPLICABLE LAWS; SERVICE OR CAPACITY OF UTILITIES; OPERATING COSTS; OR HAZARDOUS MATERIALS. LANDLORD, TENANT AND SUBTENANT ARE EACH ADVISED TO SEEK INDEPENDENT LEGAL ADVICE ON THESE AND OTHER MATTERS ARISING UNDER THIS SUBLEASE.

DELTA DENTAL OF WASHINGTON, a Washington nonprofit corporation TENANT TENANT /s/ Brad A. Berg By: Chief Operating Officer Its:	SILVERBACK THERAPEUTICS, INC., a Delaware corporation SUBTENANT SUBTENANT /s/ Laura K. Mawry By: Chief Exec Officer Its:

SUBLEASE AGREEMENT

STATE OF WASHINGTON

COUNTY OF King

This record was acknowledged before me on June 24 _21_, by Brad A. Berg as

COO & CFO of Delta Dental of Washington

/s/ Julie Stewart

My commission expires: 3-04-2024

STATE OF WASHINGTON

COUNTY OF KING

This record was acknowledged before me on July 1st 20 _21_, by LAURA SHAWVER as

CEO of SILVERBACK THERAPEUTICS

/s/ Veronique Moleres

My commission expires: 4/26/25

SUBLEASE AGREEMENT

EXHIBIT 1

[Legal Description of Master Premises or Property]

[Omitted]

Jones Lang LaSalle 601 Union St. Ste 2800 Seattle, WA 98101 Phone: 206-607-1700 Fax: 206-607-1701	© Commercial Brokers Association ALL RIGHTS RESERVED Form: SUB_LS SubleaseAgreement Rev. 9/2020 Page 14 of 20

SUBLEASE AGREEMENT

EXHIBIT 2

[Master Lease]

[Omitted]

SUBLEASE AGREEMENT

EXHIBIT 3

[Outline of the Subleased Premises]

[Omitted]

SUBLEASE AGREEMENT

EXHIBIT 4

[Work Letter]

[Omitted]